SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1250

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to report that we have received the preliminary flow rates from the operator for the nine wells drilled in Saskatchewan, Canada and all nine wells have discovered oil.  Flow rates were as high as 84 barrels of oil a day.  All nine wells are currently flowing oil and generating revenue for us.  The oil is comparable to West Texas No 1. The experience by other oil companies in the area suggests an approximate fifteen year life for the shallow oil wells.  Bernard McDougall, our president stated, “This may be the best day in the history of MSEV.  Having nine new oil wells all flowing and generating revenue for MSEV more than increases our sources of revenue by 450% overnight.  These new wells should generate significant revenue for MSEV over many years and could be cornerstone for the development and growth of MSEV as we strive to become a mid-range oil and gas company.  This now gives MSEV eleven independent oil and or gas wells, each generating revenue for MSEV.  There are few if any companies trading at MSEV’s market cap that we are aware of, that can boast the sources of revenue we have or the potential in the projects we are still working on.  MSEV’s future looks very promising.” MSEV currently has the largest working interest of any company involved in this project that trades exclusively on the OTCBB.

Saskatchewan is one of the largest oil producers in Canada, second only to Alberta. The province produces approximately 20% of total Canadian oil production. Cumulative oil production from Saskatchewan as of December 31, 2000 was 3.6 billion barrels. Remaining recoverable reserves are estimated to be 1.2 billion barrels.  More than 18,000 active wells in Saskatchewan produce in excess of 400,000 barrels of oil per day.  Previous drilling in the area, referred to geologically as the Viking Formation, has resulted in some 500 commercial wells. The formation is located on the Saskatchewan-Alberta border and is considered to be a highly productive, low-risk, high-reward area.

We are also in the final stages of due diligence on and additional multi-well drill program in Texas.  We are expecting an announcement within the next week regarding the status of this exciting project.  The first well is planned to start drilling within two weeks.

We are also currently conducting due diligence on two potential projects, one located in Saskatchewan, Canada, and the other is a multi-well oil target in Alberta, Canada.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         September 10, 2003